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                                                                   EXHIBIT 10.39

                                 [PATHNET LOGO]
                             1015 31ST STREET, N.W.
                             WASHINGTON, D.C. 20007


                                November 4, 1999


Mr. David Schaeffer
11017 Riverwood Drive
Potomac, Maryland 20854

Dear Mr. Schaeffer:

            We refer to the Contribution Agreement being executed as of even date herewith by and among yourself, Pathnet Inc. ("Pathnet" or "we" or "us") and Pathnet Telecommunications, Inc. In connection with certain special concessions that have been negotiated to the terms of the proposed Pathnet Telecommunications, Inc., Stockholders Agreement, you and we hereby agree as follows:

     1. You have tendered your resignation as a director of Pathnet. The undersigned hereby acknowledges receipt of your resignation as a director of Pathnet and hereby agrees promptly to cause your reelection as a director of Pathnet pursuant to the terms of the existing Pathnet Investment and Stockholders Agreement, dated as of October 31, 1997, and as amended to date (the "Pathnet Investment and Stockholders Agreement"), in the event that:

          (i) a registration statement with Pathnet Telecommunications, Inc. as issuer has not been filed within 60 days of the date hereof; or

          (ii) the contribution and share exchange transaction (as contemplated by the Contribution Agreement described above) has not closed within 150 days of the date hereof.

By their countersignatures below, certain holders of the shares of Series A, B and C Convertible Preferred Stock of Pathnet hereby agree to be bound by the agreement set forth in this paragraph, and to vote their shares in accordance with the terms hereof.

     2. Although you remain subject to the terms of the Pathnet Investors and Stockholders Agreement and all other surviving provisions of your Employee Agreement Regarding Non-Disclosure, Assignment of Inventions and
Non-competition, dated August

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Mr. David Schaeffer
November 4, 1999
Page 2


28, 1995, you agree not to assert at any time or from time to time hereafter, except in accordance with the terms of this letter agreement, any rights under such Investment and Stockholders Agreement to elect a director of Pathnet. In furtherance of the foregoing, you further agree that you shall cease to have rights under the Pathnet Investment and Stockholders Agreement upon the closing of the transactions contemplated in the Contribution Agreement.

     3. Of the options that you were granted under Pathnet's 1997 Stock Option Plan (pursuant to the Non-qualified Option Agreement, dated October 31, 1997, between you and Pathnet), you and we hereby agree that:

    (i) options for a total of 107,389 shares of Common Stock of Pathnet, Inc. (which options shall be converted into options for a like number of shares of Common Stock of Pathnet Telecommunications, Inc., pursuant to a separate Stock Option Award Amendment Agreement being executed as of even date herewith), have become fully vested and shall have an exercise price of $3.67 per share;

    (ii) all of your remaining options under such 1997 Stock Option Plan have not vested and are hereby terminated; and

    (iii) you have no other stock option or similar rights to purchase equity securities of either Pathnet or Pathnet Telecommunications, Inc., except as contemplated hereby or by the terms of the Contribution Agreement.

     4. You agree that, subject to the agreements set forth herein, including the agreements with respect to the options set forth in paragraph 3 above, you, for and on behalf of yourself and (to the fullest extent that you have the authority so to do) on behalf of each and all of your affiliates, do hereby irrevocably release and forever discharge Pathnet and its affiliates from and of any and all past, present or (if based, in whole or in part, on facts, actions, claims or matters existing or occurring from the beginning of the world to the date hereof) future liabilities, claims, demands, obligations, suits, damages, levies, executions, judgments, debts, charges, actions, or causes of action, at law or in equity, whether arising by statute, common law, or otherwise, both direct and indirect, of whatever kind or nature (including, without limitation, claims arising under federal or state antitrust laws, fiduciary claims, claims for contribution or indemnification, or otherwise) arising out of, in connection with, or in any way relating to your employment and the termination of your position as an employee and officer of Pathnet, including without limitation,
(a) any and all rights you may otherwise have under (1) the Age Discrimination in Employment Act of 1967, as amended; (2) any and all other federal, state or municipal laws prohibiting discrimination in employment on the basis of sex, race, national origin, religion, age, handicap or other invidious factor; and
(3) any and all theories of contract or tort law, whether based on common law or otherwise relating to such employment or termination, or (b) any and all rights you may otherwise have under stock options (including the options described in paragraph (iii) hereof, as so modified), stock incentive

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Mr. David Schaeffer
November 4, 1999
Page 3


plans, salary, bonuses, other benefits or compensation from or on behalf of Pathnet in your capacity as an employee thereof, or in any way relating to those matters alleged or otherwise addressed in (c) your letter, dated July 9, 1999, addressed to Kevin Maroni and Peter Barris, and (d) that certain letter, dated September 23, 1999, from Nancy F. Lesser, Esq., as your legal counsel, to Bruce Wilson, as counsel to the Company.

     5. You further covenant and agree not to bring, and (to the fullest extent that you have the authority so to do) to cause each of your affiliates not to bring, any action, proceeding, suit, or claim, or to execute, attach, levy, distrain or pursue any other legal process or take any steps in furtherance of the same against any or all of Pathnet and its affiliates or their properties in respect of the matters released under paragraph 4 hereof. For purposes of this letter agreement the term affiliates shall be defined in the same way as the term "Affiliates" in the Stockholders Agreement to executed pursuant to the Contribution Agreement being executed between you and Pathnet as of the date hereof.

     6. You and we specifically and expressly contemplate that the agreements in paragraphs 4 and 5 of this letter cover known and unknown claims for unknown as well as known damages, claims for anticipated and unanticipated damages, and claims for expected and unexpected consequences of both known and unknown damages.

     7. You and we agree and understand that the release of claims agreed to herein is not intended to, and will not, affect the enforceability of this letter agreement in any subsequent proceeding for breach of the releases given in paragraphs 4 and 5, and is otherwise not intended to, and will not affect the enforceability of the promises contained therein. You and we acknowledge that the release of claims set forth in such paragraphs is not an admission of liability by you or us.

     8. In signing this letter and making the agreements contained herein, you warrant and represent to us that (a) you have proceeded with the advice of attorneys of your own choosing, (b) you have read the terms of this letter agreement, (c) the terms of this letter agreement have been fully and completely read and explained to you by your attorneys, (d) those terms are fully understood and voluntarily accepted by you under no compulsion or duress of any kind whatsoever, and (e) your agreement hereunder is not made in reliance on any inducement, promise or representation, whether express or implied, other than the inducements, representations and promises expressly set forth herein. In signing this letter and making the agreements contained herein, we warrant and represent to you that (a) we have proceeded with the advice of attorneys of our own choosing, (b) we have read the terms of this letter agreement, (c) the terms of this letter agreement have been fully and completely read and explained to us by our attorneys, (d) those terms are fully understood and voluntarily accepted by us under no compulsion or duress of any kind whatsoever, and (e) our agreement hereunder is not made in reliance on any inducement, promise or representation, whether express or implied, other than the inducements, representations and promises expressly set forth herein.


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Mr. David Schaeffer
November 4, 1999
Page 4


     9. You and we each represent, warrant and covenant to each other that neither of us has made any assignment of, nor will either of us make any assignment, of any claim released hereunder. You and we further covenant and agree that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by with or us or by our respective affiliates with respect to this letter agreement or which in any way relates, directly or indirectly, to the agreements of you and us or the matters described herein shall be tried only by a court and not by a jury. You and we therefore waive any right to a trial by jury. You and we also agree that (i) any breach of this letter agreement shall give rise to a claim for damages, which may include without limitation, attorneys' fees and litigation expenses and (ii) this letter agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Virginia applicable to contracts made and to be performed entirely within such State.

     10. You and we agree that each of us, our assigns, attorneys, agents and representatives, and each of them, will keep the terms, amount and fact of this letter agreement completely confidential and will not disclose any information concerning said matters to any third party except as required by applicable law or regulation. However, this letter may be used as evidence in any subsequent proceeding in which either of us alleges a breach of the agreements contained herein, and you acknowledge that we will be required to disclose the existence and terms of this letter to the new strategic investors participating in the contribution and reorganization transaction with Pathnet Telecommunications, Inc.

     11. You and we further agree and acknowledge by executing this letter agreement that this document constitutes the full and complete understanding between them with respect to the matters contained herein and that no other understanding, verbal or written, exists between you and us.

      If the foregoing accurately reflects our agreement, please so indicate by executing this letter agreement in the space indicated below.

                                    Sincerely,


                                    PATHNET, INC.



                                    By:_________________________

                                          Name:
                                          Title:




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Mr. David Schaeffer
November 4, 1999
Page 5


The undersigned hereby agree to be bound by the provisions of paragraph 1 of this letter agreement:



                                    SPECTRUM EQUITY INVESTORS, L.P.





                                    By: _________________________________

                                          Name:

                                          Title:



                                    SPECTRUM EQUITY INVESTORS II, L.P.





                                    By: ________________________________

                                          Name:

                                          Title:



                                    NEW ENTERPRISE ASSOCIATES VI,
                                    LIMITED PARTNERSHIP





                                    By: ________________________________

                                          Name:

                                          Title:



                                    GROTECH PARTNERS IV, L.P.





                                    By: _______________________________

                                          Name:

                                          Title:


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Mr. David Schaeffer
November 4, 1999
Page 6


The foregoing terms are hereby acknowledged, accepted, and agreed:



_______________________________
David Schaeffer


Date: __________________





STATE OF__________________

COUNTY OF_________________

      On this ____ day of ______________________, 1999, before me, a Notary
Public within and for said County, personally appeared David Schaeffer, to me known (or proved to me on the basis of satisfactory evidence), who, being by me duly sworn did say that said instrument is his free act and deed.



                                    WITNESS my hand and official seal.


                                    _________________________________
                                    Notary Public